UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2025
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TPG Private Equity Opportunities, L.P.
(Exact name of registrant as specified in its charter)
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Delaware	000-56717	99-4755034
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
301 Commerce Street, Suite 3300 Fort Worth, TX 76102
(Address of principal executive offices and zip code)
(817) 871-4000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 - Unregistered Sales of Equity Securities.
On July 1, 2025, TPG Private Equity Opportunities, L.P. (the “Fund” or “T-POP”), a Delaware limited partnership, sold unregistered limited partnership units (the “Units”) of the Fund as part of its continuous private offering for aggregate consideration of $116.9 million. The following table details the Units sold:

Class	Number of Units Sold	Aggregate Consideration
Class R-I	2,190,467	$57,637,817
Class R-D	133,014	$3,500,000
Class R-S	2,122,148	$55,800,591
The offer and sale of the Units were made as part of the Fund’s continuous private offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Regulation D thereunder. Units were sold to third-party investors, including through TPG Private Equity Opportunities (TE), L.P. (“Feeder TE”), a Delaware limited partnership, for certain investors with particular tax characteristics, such as tax-exempt investors and non-U.S. investors, and that invests all or substantially all of its assets indirectly in the Fund’s Class R-I Units. Feeder TE issued to third party investors 926,039 of Class R-S_TE and 442,936 of Class R-I_TE, which are included in the Class R-I Units presented in the table above.
Item 8.01 - Other Events.
Transactional Net Asset Value
The Fund calculates the transactional net asset value (“Transactional NAV”) for purposes of establishing the price at which transactions in the respective Units are made. A description of the Fund’s valuation process was included under “Calculation of Net Asset Value” within Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Limited Partner Matters of the Fund’s Amendment No. 1 to the Registration Statement on Form 10, filed with the Securities and Exchange Commission on February 19, 2025. Transactional NAV is based on the month-end values of the Fund’s investments and other assets and the deduction of any respective liabilities, including certain fees and expenses, in all cases as determined in accordance with the valuation policy that has been approved by the Fund’s board of directors. Organizational and offering expenses advanced on the Fund’s behalf by its investment manager will be recognized as a reduction to Transactional NAV ratably over 60 months beginning in June 2026, and servicing fees, as applicable, are recognized as a reduction to Transactional NAV on a monthly basis as such fees are accrued. Certain contingent tax liabilities may not be recognized as a reduction to Transactional NAV if the Fund’s general partner reasonably expects such liabilities will not be recognized upon divestment of the underlying investment. Transactional NAV per Unit may differ from the Fund’s net asset value as determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The following table provides a breakdown of the major components of the Fund’s Transactional Net Asset Value as of June 30, 2025 ($ in thousands):

Components of T-POP’s Transactional Net Asset Value	Consolidated Net Asset Value	Less: Non-Controlling Interests (b)	Registrant
Investments at Fair Value (Cost $150,279)	$164,439	$(1,212)	$163,227
Investments in Affiliated Investee Funds at Fair Value (Cost $11,908)	18,234	(134)	18,100
Cash and Cash Equivalents	156,419	(1,155)	155,264
Other Assets	822	(5)	817
Accrued Performance Participation Allocation	(1,637)	10	(1,627)
Deferred Tax Liabilities	(551)	4	(547)
Other Liabilities	(1,615)	10	(1,605)
Servicing Fees Payable (a)	(58)	—	(58)
Transactional Net Asset Value	$336,053	$(2,482)	$333,571
(a)Servicing Fees Payable only apply to Class R-S and Class R-D Units. For purposes of T-POP’s Transactional NAV, the fees are recognized as a reduction of T-POP’s Transactional NAV on a monthly basis. For purposes of calculating net asset value in accordance with GAAP, the Fund accrues the cost of the servicing fees, as applicable, for the estimated life of the shares as an offering cost at the time the Fund sells Class R-S Units and Class R-D Units.
(b)Non-Controlling Interests relate to other parallel investment entities’ interest in T-POP US Aggregator (CYM), L.P.
The following table provides a breakdown of the Fund’s Transactional Net Asset Value per Unit by class as of June 30, 2025:

	June 30, 2025
Class	Transactional NAV per Unit	Number of Units
Class R-S	$26.29	3,101,731
Class R-I (a)	$26.31	8,581,385
Class F	$26.50	967,776
Total		12,650,892
(a)Transactional NAV per Unit does not take into consideration any class-specific fees, expenses and other net assets and liabilities attributable to the classes at Feeder TE.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG Private Equity Opportunities, L.P.

Dated: July 29, 2025	By:	/s/ Matt White
	Name:	Matt White
	Title:	Chief Financial Officer